Exhibit 99.1

Augmedix Announces Launch of Underwritten Offering

SAN FRANCISCO, Calif. – October 4, 2021 – Augmedix, Inc. (OTCQX: AUGX) (“Augmedix”), a leading provider of virtual medical documentation and live clinical support, today announced the launch of its underwritten offering of $40,000,000 of shares of its common stock. Augmedix intends to grant the underwriters a 30-day option to purchase up to an additional 15% of shares of common stock that are sold in the offering. Augmedix has applied to list its common stock on the Nasdaq Capital Market under the ticker symbol “AUGX.”

William Blair & Company, L.L.C. is acting as sole active bookrunner for the offering. B. Riley Securities, Inc. is acting as a passive bookrunner and The Benchmark Company, LLC and Lake Street Capital Markets, LLC are acting as co-managers.

The proposed offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus relating to the offering may be obtained from: William Blair & Company, L.L.C. Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, or by telephone at (800) 621-0687 or by email at prospectus@williamblair.com.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there by any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Augmedix

Augmedix is a technology-enabled healthcare platform that offers virtual medical documentation and live clinical support to several of the largest healthcare systems in the U.S. and to hundreds of independent clinicians, supporting medical offices, clinics, hospitals, emergency departments and telemedicine practices nationwide. Augmedix’s Ambient Automation Platform (“AAP”), which is overseen by medical documentation specialists, converts the ambient conversation between clinicians and patients into accurate and comprehensive medical notes in a timely fashion. The medical note is generated using Augmedix’s Notebuilder software, which incorporates automatic speech recognition and natural language processing. Augmedix can save clinicians 2–3 hours per day, improve clinician productivity by as much as 20%, and increase clinicians’ satisfaction with work-life balance by over 40%. To learn more about Augmedix, visit augmedix.com.

Forward Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to our expectations for growth and quotation on the public markets. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, our subsequent Quarterly Reports on Form 10-Q and in our Registration Statement on Form S-1 filed with the SEC on September 3, 2021, as well as other documents that may be filed by us from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; the impact of current and future laws and regulations; the impact of the COVID-19 crisis on our business, results of operations and future growth prospects. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts:

Investors:

Caroline Paul

Gilmartin Group

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com